Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
                                                                                     Subsidiary State
                Parent                Subsidiary                  Percent of          of Incorporation
                                                                  Ownership           or  Organization
Home Building Bancorp, Inc.        Home Building Savings             100%                   Federal
                                          Bank, FSB

Home Building Savings Bank, FSB    White River Service Corporation   100%                   Indiana